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              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Prospectus and to the use of our reports dated February 10, 1999, with respect to the financial statements of John Hancock Variable Life Account S, and dated February 19, 1999, with respect to the financial statements of John Hancock Variable Life Insurance Company, included in this Post-Effective Amendment No. 8 to the Registration Statement (Form S-6, No. 33-64366).


                                               /s/ ERNST & YOUNG LLP

                                               ERNST & YOUNG LLP

Boston, Massachusetts
April 28, 1999